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                                                                   EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT


PARTIES:      VALLEY OF THE ROGUE BANK
              110 Pine Street
              P.O. Box 1046
              Rogue River, OR  97537

              BRAD COPELAND

DATE:         May 1, 1996



                                   AGREEMENT

         WHEREAS, the Bank desires to employ Executive and Executive wishes to be employed by the Bank, the parties agree as follows:

         1.      POSITION AND TERM.

                 Effective January 1, 1997, or such later date as may be agreed, but no later than March 31, 1997, the Bank shall employ Executive, and Executive shall report for duty at the Bank as a Senior Vice President of the Bank, and the Executive shall serve the Bank in such capacity, or in such other capacity as the Bank may, in its discretion, direct Executive to serve.

         2.      EXTENT OF SERVICES.

                 2.1 Executive shall devote his full time and attention exclusively to the performance of the work and duties assigned to him for and on behalf of the Bank.

                 2.2 Executive shall perform his duties with fidelity and to the best of his ability and shall, at all times during employment by the Bank and thereafter, respect the confidential nature of the information received by him in the course of performing his duties.

                 2.3 Nothing contained in this Section 2 shall prohibit the Executive from serving on the board of directors of any other corporation not in direct competition with the Bank or any of its subsidiaries (subject to the Bank's approval which will not be unreasonably withheld) or from owning or controlling shares of





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stock in any other corporation, whether or not the capital stock thereof is publicly traded (including one that operates a business that is competitive with the Bank or its subsidiaries, if such stock is publicly traded and the Executive does not beneficially own more than one percent (1%) of the outstanding shares of such stock).

         3.      COMPENSATION AND BENEFIT PLANS.

                 Executive shall be compensated as follows:

                 3.1 BASE SALARY. Executive shall receive an initial annual salary ("Base Salary") of $70,000. The Base Salary shall be paid in increments equal to one-twelfth the Base Salary on the last day of each month.

                 3.2 INCREASES IN BASE SALARY. When the Bank reviews the compensation of other executive officers in accordance with the Bank's regular practices, Executive's Base Salary shall be subject to adjustment in accord with the Bank's compensation policies and practices generally applicable to senior executives, at the discretion of the Bank's board of directors. Executive's Base Salary following any such change shall be the new Base Salary for purposes of this Agreement.

                 3.3 INCENTIVE COMPENSATION. Executive shall be eligible to participate in the Bank's Senior Management Cash Incentive Compensation Program. The pool will be divided between the senior officers of the Bank on a pro-rated basis based on base salary compensation paid during the preceding year; Executive shall participate in the Program for the calendar year 1997; provided, that Executive's pro rata share during 1997 shall be determined based only on that portion of his Base Salary paid after his sixth month anniversary of employment and before December 31, 1997. Executive must be employed at the time the pool is distributed in order to participate. Executive acknowledges that the Bank reserves the right to modify or terminate this Plan in its sole discretion.

                 3.4 MAJOR MEDICAL, DISABILITY INCOME AND LIFE INSURANCE. The Bank currently offers an employee benefits program which includes medical, disability income, and group life insurance. The Bank will provide coverage for Executive and his immediate family, if eligible, under the basic health plan at no cost to the Executive. Executive shall be solely responsible for







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the additional cost of participating in any enhanced coverage offered by the
Bank. Nothing in this agreement, however, will require the Bank to provide additional coverage beyond that offered to other employees. The Bank retains the right to modify the employee benefits program offered at any future date.

                 3.5 BANK 401(K) PLAN. Executive shall be entitled to participate in the Bank's 401(k) Plan in accord with plan terms on the same basis as other employees.

                 3.6 VACATION. Executive shall be entitled to accrue up to four (4) weeks of vacation during each calendar year. Vacation time is subject to the guidelines set forth in the Bank's employee handbook, including the guidelines governing vacation accruals during partial years of employment.

         4. STOCK OPTIONS, SEVERANCE, TERMINATION OF EMPLOYMENT AND NONCOMPETITION AND NONSOLICIATION.

                 The parties acknowledge that, prior to the first day of executive's employment, there may, but not necessarily will, be a change of control in the ownership of the Bank. The intent of this section is to specify certain terms of Executive's employment in view of the potential implications of that change. For purposes of this Agreement, a "change of control" shall have occurred if:

                 (a) a person (which shall include an individual or an entity) or group of persons acting in concert has acquired beneficial ownership of 50 percent or more of the outstanding stock with unlimited voting rights of the Bank or its parent holding company;

                 (b) any transaction or series of transactions subject to the review or approval of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or the Director of the Office of Thrift Supervision under 12 U.S.C. Section 1467a (savings and loan holding companies), 12 U.S.C. Section 1817(j) (change of control of insured depository institutions), 12 U.S.C. Section 1828(c) (merger of insured depository institutions), or 12 U.S.C. Section 1842 (bank holding companies) or successor statutes; or of the Director of the Oregon Department of Business and Consumer Services under ORS Section Section
         711.005 - 711.060 (mergers) or ORS Section Section  711.205 -














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         711.250 (transfer of assets, liquidation) or successor statutes has been completed, or the Bank or its parent holding company has entered into a definitive agreement providing for such a transaction or series of transactions; or

                 (c) a majority of the directors of the Bank's parent holding company have been removed by the vote of the shareholders over the contrary recommendation of the Board of Directors serving prior to the vote.

                 4.1      NO CHANGE OF CONTROL.

                 If there has been no change of control, or the Bank has not entered into a final agreement to consummate a change of control, as of the first day of Executive's employment Executive shall be granted options to purchase 5,000 shares of the common stock of VRB Bancorp, at the fair market value of the shares on December 31, 1996.

                          4.1.1  STOCK OPTIONS.

                          Stock options shall vest according to the following
schedule:

                 January 1, 1998                              0%
                 January 1, 1999                              0%
                 January 1, 2000                             10%
                 January 1, 2001                             20%
                 January 1, 2002                             30%
                 January 1, 2003                             40%
                 January 1, 2004                             50%
                 January 1, 2005                             60%
                 January 1, 2006                             80%
                 January 1, 2007                            100%

                          4.1.2  TERMINATION OF EMPLOYMENT.

                          Executive's employment shall be "at will," and may be
terminated by either the Bank or Executive at any time, with or without cause, upon two weeks written notice. If Executive resigns his employment, the Bank shall pay Executive his monthly base salary through the effective date of his resignation; provided that, without diminishing its obligation to pay Executive through the effective date of the resignation, the Bank





















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may, at its option, relieve Executive of some or all of his continuing duties and responsibilities during the notice period.

         If Executive's employment terminates under this section, the parties agree that, at the election of the Bank and in its sole discretion, Executive shall be subject to the terms of the noncompetition and nonsolicitation provisions of Section 4.4 of this Agreement for a period, to be determined in its sole discretion by the Bank, but not to exceed eighteen (18) months after the last day of Executive's employment; provided, that the Bank shall continue Executive's monthly portion of his base salary for each month that Section 4.4 remains in effect. The Bank agrees that it will notify Executive in writing no later than ten business days following the last day of Executive's employment whether it elects to exercise its rights under this Section and, if it elects to exercise such rights, of the number of months that Section 4.4 shall remain in effect.

                 4.2      CHANGE OF CONTROL.

                 In the event that, prior to Executive's first day of employment, there has been a change of control, or the Bank has entered into a final agreement to consummate a change of control, the Bank shall make good faith efforts to negotiate, on Executive's behalf, Executive's employment with the successor corporation and comparable stock options. "Comparable stock options" is defined as options to purchase stock in the successor corporation substantially comparable to, or more favorable to Executive in terms of number of shares, purchase price or vesting terms, than the options provided to Executive pursuant to Section 4.1.1.

                       4.2.1   NO EMPLOYMENT PROVIDED WITH SUCCESSOR CORPORATION

                          In the event that the successor corporation elects,
without cause, not to employ Executive, the Bank shall pay executive the equivalent of one year's Base Salary, payable in monthly increments on the last day of each month. Solely for purposes of Section 4.2.1, "cause" shall be defined as (a) the death of Executive; (b) the inability of Executive due to injury or disease to immediately perform the essential functions of a position with the successor corporation equivalent in salary, responsibility, and rank to the position of Senior Vice President with the Bank, with or without reasonable












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accommodation; (d) conviction of or entry of a plea of guilty or nolo contendere to a felony or other crime involving moral turpitude; (4) Executive's removal from office with his current employer because of the requirement of a regulatory agency having jurisdiction over his current employer.

                    4.2.2   TERMINATION OF EMPLOYMENT WITH SUCCESSOR CORPORATION

                          If the successor corporation elects to employ
Executive, except as provided in Section 4.2.3, termination of Executive's employment with the successor corporation shall be governed by Section 4.1.2.

                          4.2.3 SUCCESSOR CORPORATION EMPLOYS EXECUTIVE, BUT DOES NOT PROVIDE SUBSTANTIALLY EQUIVALENT OR BETTER STOCK OPTION BENEFITS

                                  4.2.3.1  TERMINATION WITHOUT CAUSE PRIOR TO
                                           JANUARY 1, 1998

                          If the successor corporation elects to employ
Executive, but not to provide Executive with comparable stock options, the Bank agrees to pay Executive severance in an amount equal to one year's Base Salary if the successor corporation terminates Executive's employment without cause before January 1, 1998.

                        4.2.3.2  TERMINATION WITHOUT CAUSE AFTER JANUARY 1, 1998

                          If the successor corporation elects to employ
Executive, but not to provide Executive with comparable stock options, the Bank agrees to pay Executive severance in an amount equal to one year's Base Salary if the successor corporation terminates Executive's employment without cause after January 1, 1998; provided, Executive shall be subject to the noncompetition and nonsolicitation provisions of Section 4.4 of this Agreement for a period of one year.

                         4.2.3.3  TERMINATION FOR CAUSE

                          If the successor corporation terminates Executive's
employment for cause, the only obligation











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to Executive shall be the payment of Base Salary and benefits accrued to the date of termination.

                                  4.2.3.4  DEFINITION OF CAUSE

                          For purposes of Section 4.2.2, "cause" shall be
defined as:

         a)      The death of the Executive;

         b) The disability of the Executive as defined in Section 4.3 of this Agreement;

         c) Conviction of or entry of a plea of guilty or nolo contendere to a felony or other crime involving moral turpitude;

         d) Dishonesty, negligence, fraud or misconduct by Executive in performance of his duties to the Bank or its parent or subsidiaries;

         e)      Material breach of this Agreement by Executive;

         f) Executive's removal from office because of the requirement of a regulatory agency having jurisdiction over the Bank or its parent;

         g) Failure of Executive to perform his duties in a manner consistent with the Bank's or its successor's standards respecting Executive's performance.

                 4.3      DISABILITY.

                          4.3.1   For purposes of this Agreement, the term
"disability" shall mean Executive's inability because of sickness or injury to perform the essential functions of duties assigned to him, with or without reasonable accommodation.

                          4.3.2   The parties agree that Executive's
availability to perform services required of his position on an ongoing basis is an essential function of his job. If, because of a disability, Executive becomes unable to perform his duties for six (6) months in the aggregate in any twelve (12) month period or for any consecutive three (3) months in circumstances
















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where Executive's medical prognosis is that he will be unable to resume performance of his duties within an additional three (3) months, then the Bank may thereafter terminate Executive's employment upon thirty (30) days' written notice to Executive.


                 4.4      NONCOMPETITION AND NONSOLICITATION.

                          Executive agrees that during the time Executive is
employed by the Bank and, if Executive resigns or is terminated by either the Bank or its successor pursuant to Sections 4.1.2, 4.2.2, or 4.2.3.2, for an additional period following his last date of employment, as specified in the applicable section of this Agreement, he will not (a) be associated in any way with any other financial institution (defined in the Oregon Bank Act) or its affiliates having branches or doing business in any of the same market areas as the Bank or its parent, subsidiary, affiliate or related, or successor corporations, whether directly or indirectly, alone or as a member of a partnership or as an officer, director, stockholder or employee, (b) directly or indirectly solicit, influence or assist anyone in the solicitation or influencing of any customer or depositor of the Bank for the purpose of causing, encouraging or attempting to cause or encourage such customer or depositor to divert their current, ongoing or future business from the Bank to another financial institution or (c) directly or indirectly solicit, influence or assist anyone in the solicitation or influencing of any other employee of the Bank for the purpose of causing, encouraging or attempting to cause or encourage such other employee to leave the employment of the Bank. Ownership of less than one (1) percent of the stock of a publicly held corporation shall not be deemed to be prohibited by this provision. Should Executive fail to honor the non-competition or non-solicitation covenants set forth in this Section, the Bank will be relieved from its obligation to make any payments under this Agreement but such relief of the Bank's obligation shall not discharge Executive of his commitment under this Section.

                 4.5      OTHER EMPLOYMENT AFTER TERMINATION.

                          If Executive becomes self-employed or accepts other
employment (not in violation of Section 4.4) following termination of employment, any income received by Executive will reduce the amount of severance payable under any provision of this Agreement.










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         5.  PAYROLL WITHHOLDINGS.

                 All payments of Base Salary and other compensation payable by the Bank pursuant to this Agreement shall be subject to the customary withholding of income taxes and shall be subject to other withholdings required with respect to compensation paid by an employer to an employee.

         6.  ARBITRATION.

                 Any controversy, claim, dispute or difference arising out of the interpretation, construction or performance of this Agreement or Executive's employment with the Bank or the termination thereof, against the Bank, its parent, subsidiary, affiliated or related corporations, or its officers, managers, employees or agents, including, but not limited to, statutory claims under federal and state laws against discrimination such as Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the 1966 Civil Rights Act, the Oregon Civil Rights Act, and common law claims for breach of contract, breach of covenant of good faith and fair dealing, wrongful termination, intentional interference with contractual relations, or intentional or negligent infliction of emotional distress shall be settled by arbitration in the State of Oregon under the rules and auspices of the employment dispute rules of the American Arbitration Association, and judgment upon the award entered in such arbitration may be entered in any court having jurisdiction thereof.

         7.  JURISDICTION.

                 This Agreement has been made in and shall be governed by the substantive laws of the State of Oregon, without regard to its choice of law rules.

         8.  SUCCESSORS AND ASSIGNS.

                 All rights and duties of the Bank under this Agreement shall be binding on and inure to the benefit of its successors, assigns or any company which purchases or otherwise acquires it or all or substantially all of its operating assets by any method. This Agreement shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the
















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Executive's estate or personal representative.

         9.  INTEGRATION.

                 This Agreement contains the entire agreement of the parties relating to the subject matter and may not be amended except by an instrument in writing signed by the parties.

         10. NOTICES.

                 All notices required or permitted under this Agreement shall be in writing and may be personally served or mailed by registered or certified U.S. mail, postage prepaid. Notices to the Bank shall be served on or mailed to the Bank's Executive Vice President, Chief Operating Officer at Valley of the Rogue Bank, P.O. Box 1046, Rogue River, Oregon 97537, or to such other person or location as the Bank shall advise Executive in writing. Notices to Executive shall be served on or mailed to him at such address as Executive shall advise the Bank in writing.

         11. SEVERABILITY.

                 If any provision of this Agreement shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and effect of the remaining provisions shall not be affected.

         12. PERFORMANCE BY THE BANK.

                 The parties acknowledge and agree that Executive will serve as an executive officer of the Bank but also may serve as an officer of and perform services for its holding company, VRB Bancorp, or any subsidiary or affiliate of the Bank, VRB Bancorp, or their successors. Compensation and benefits to be provided to Executive pursuant to this Agreement may be provided either by the Bank, the holding company or other affiliate or successor or partly by any of them.

         13. EXECUTION.

                 The parties have executed this Agreement as of the date appearing in the caption of this Agreement, to be effective upon the Effective Date stated in Section 1 above.
















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"The Bank"                                   "Executive"

VALLEY OF THE ROGUE BANK


By:     /s/ William A. Hayden                /s/ Brad Copeland
   ------------------------------            ------------------------------
Its:    President/CEO                        BRAD COPELAND





































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